                                     Residential Accredit Loans, Inc.
                                                Depositor

                     Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QO1

                                       $ 621,930,000 (Approximate)

                           Expected Investor Settlement Date: January 30, 2007

                                         TERM SHEET ~ Version 2.0
                                             January 19, 2007

                                     Residential Funding Company, LLC
                                       Sponsor and Master Servicer

                                        HomeComings Financial, LLC
                                            GMAC Mortgage, LLC
                                          Significant Servicers

                                   Deutsche Bank Trust Company Americas
                                                 Trustee

                                    Credit Suisse Securities (USA) LLC
                                               Underwriter

                                           RALI 2007-QO1 TERM SHEET           January 19, 2007
                                                                                (212) 325-5132
__________________________________________________________________________________________________________

        STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES, AND OTHER INFORMATION

The issuer has filed a registration  statement  (including a prospectus)  with the SEC for the offering to
which  this  communication   relates.   Before  you  invest,  you  should  read  the  prospectus  in  that registration  statement  and  other  documents  the  issuer  has  filed  with  the SEC for  more  complete information  about the issuer and this  offering.  You may get these  documents for free by visiting EDGAR
on  the  SEC  website  at  www.sec.gov.   Alternatively,   the  issuer,  any  underwriter  or  any  dealer
participating  in the  offering  will  arrange  to send you the  prospectus  if you  request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The  information  in this free  writing  prospectus,  if  conveyed  prior to the time of your  contractual commitment  to  purchase  any of the  Certificates,  supersedes  any  information  contained  in any prior similar  materials  relating to the  Certificates.  The  information  in this free writing  prospectus  is preliminary,  is subject to  completion or change,  and may be  superseded  by an additional  free writing prospectus  provided to you prior to the time you enter into a contract  of sale.  This  preliminary  free writing  prospectus is being  delivered to you solely to provide you with  information  about the offering of the  securities  referred  to herein and to  solicit an offer to  purchase.  The  securities  are being offered when, as and if issued.  In particular,  you are advised that these  securities,  and the mortgage loan pools backing them,  are subject to  modification  or revision  (including,  among other things,  the possibility  that  mortgage  loans that  comprise  the pool may become  delinquent  or defaulted or may be removed or replaced and that similar or different  mortgage  loans may be added to the pool,  and that one or more classes of  securities  may be split,  combined or  eliminated),  at any time prior to issuance or availability  of a final  prospectus.  As a  result,  you may  commit  to  purchase  securities  that have characteristics  that may change,  and you are advised that all or a portion of the  securities may not be issued that have the  characteristics  described in these materials.  Our obligation to sell securities to you is  conditioned  on the  securities  and the mortgage  loans having the  characteristics  described in these materials.

If  for any reason the issuer does not deliver such securities, we will notify you, and neither the issuer nor we will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and neither the issuer nor we will be liable for any costs or damages whatsoever arising from or related to such non-delivery. Neither the issuer of the securities nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, other than the loan level data provided by the issuer or its affiliates. The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you.  If so, prior to the time of your commitment to purchase,  you should request updated information based on any parameters, metrics or scenarios specifically required by you.

A  contract  of sale will come into  being no sooner  than the date on which the  relevant  class has been priced  and we have  confirmed  the  allocation  of  securities  to be made to you;  any  "indications  of interest"  expressed by you, and any "soft circles"  generated by us, will not create binding  contractual obligations  for you or us. You may withdraw  your offer to purchase  securities  at any time prior to our acceptance of your offer.

Any legends,  disclaimers  or other  notices that may appear at the bottom of the email  communication  to which this free writing  prospectus is attached  relating to (1) these materials not constituting an offer
(or a solicitation of an offer),  (2) no representation  that these materials are accurate or complete and may not be  updated  or (3) these  materials  possibly  being  confidential  are not  applicable  to these materials and should be disregarded.  Such legends,  disclaimers or other notices have been  automatically generated as a result of these materials having been sent via Bloomberg or another system.

                        Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QO1

                               Offered Certificates: $621,930,000 (Approximate)

___________________________________________________________________________________________________________________________________
          Certificate                      Expected
           Principal       Expected         Credit          Initial           WAL       Prin. Window
            Balance         Ratings       Enhancement    Pass-Thru Rate    Call/Mat.     Call/Mat.
 Class       ($)(1)     S&P/Moody's(2)   Percentage(3)       (%)(4)         (Y) (5)     (Months) (5)              Type
___________________________________________________________________________________________________________________________________
  A-1    $343,670,000       AAA/Aaa          45.46        1mL + 0.15%      3.18/3.44    1-100/1-216    SNR/SUPER-SUPER/FLOATER/PRO RATA
  A-2    $143,200,000       AAA/Aaa          22.73        1mL + 0.19%      3.18/3.44    1-100/1-216    SNR/SUPER/FLOATER/PRO RATA
  A-3     $85,910,000       AAA/Aaa          9.10         1mL + 0.24%      3.18/3.44    1-100/1-216       SNR/FLOATER/PRO RATA
  M-1     $13,865,000.      AA+/Aaa          6.90         1mL + 0.34.%     6.05/6.51   44-100/44-151        MEZZ/FLOATER/SEQ
  M-2     $10,395,000       AA/Aa1           5.25         1mL + 0.37%      6.05/6.44   44-100/44-140        MEZZ/FLOATER/SEQ
  M-3      $4,410,000       AA-/Aa1          4.55         1mL + 0.39%      6.05/6.37   44-100/44-130        MEZZ/FLOATER/SEQ
  M-4      $5,360,000       A+/Aa2           3.70         1mL + 0.42%      6.04/6.30   44-100/44-124        MEZZ/FLOATER/SEQ
  M-5      $3,150,000       A+/Aa3           3.20         1mL + 0.46%      6.04/6.22   44-100/44-116        MEZZ/FLOATER/SEQ
  M-6      $3,150,000        A-/A1           2.70         1mL + 0.57%      6.04/6.14   44-100/44-110        MEZZ/FLOATER/SEQ
  M-7      $3,150,000       BBB+/A3          2.20         1mL + 1.15%      6.01/6.02   44-100/44-103        MEZZ/FLOATER/SEQ
  M-8      $2,520,000      BBB+/Baa1         1.80         1mL + 1.40%      5.87/5.87    44-95/44-95         MEZZ/FLOATER/SEQ
  M-9      $3,150,000      BBB-/Baa2         1.30         1mL + 1.50%      5.62/5.62    44-87/44-87         MEZZ/FLOATER/SEQ
___________________________________________________________________________________________________________________________________

                                         Non-Offered Certificates
___________________________________________________________________________________________________________________________________
 Class     Certificate     Expected        Expected         Initial           WAL       Prin. Window
             Principal                      Credit
               Balance      Ratings       Enhancement    Pass-Thru Rate    Call/Mat.     Call/Mat.
                ($)(1)  S&P/Moody's(2)   Percentage(3)       (%)(4)        (Y) ((5))   (Months) ((5))             Type
___________________________________________________________________________________________________________________________________
   B         3,150,000      BB+/Ba1         0.800%        1mL + 0.15%      5.30/5.30    44-74/44-74      SUBORDINATE/FLOATER/SEQ
   SB              N/A      NR / NR           N/A             N/A             N/A           N/A                SUBORDINATE
   P               N/A      NR / NR           N/A             N/A             N/A           N/A             PREPAYMENT CHARGE
   R               N/A      NR / NR           N/A             N/A             N/A           N/A                 RESIDUAL
___________________________________________________________________________________________________________________________________

Information  is  preliminary  and subject to final  collateral,  rating agency  approval and legal review.
The analyses,  calculations  and valuations  herein are based on certain  assumptions and data provided by third  parties  that may vary from the  actual  characteristics  of the final  collateral.  Credit  Suisse
Securities  (USA) LLC makes no  representation  that such  analyses or  calculations  are accurate or that
such  valuations  represent  levels  where  actual  trades  may  occur.   Investors  should  rely  on  the
information contained in or filed in connection with the prospectus/prospectus supplement.

(1) The initial  Certificate  Principal  Balances presented in this term sheet are approximate and subject to a +/- 10% variance.
(2) It is a condition to the issuance of the Class A-1,  Class A-2,  Class A-3 and Class M-1  Certificates
    through  the Class M-9  Certificates  that they be rated by at least two  rating  agencies.  The rating agencies will include Standard & Poor's, a division of McGraw-Hill Companies,  Inc. ("S&P") and Moody's
    Investors Service, Inc. ("Moody's").
(3) Includes fully funded  overcollateralization  of approximately  0.80%. The expected credit enhancement percentage  for each  Class  of  Certificates  is  subject  to a +/-  0.50%  variance.  The  Class  A-1
    Certificates and Class A-2  Certificates  will each be a super senior class. The Class A-2 Certificates will be  entitled to  additional  credit  support  from the Class A-3  Certificates,  and the Class A-1
    Certificates  will be entitled to additional  credit support from the Class A-2  Certificates and Class
    A-3 Certificates.
(4) The  pass-through  rate on the Class A-1, Class A-2 and Class A-3  Certificates  will be a per annum rate equal to the least of (i) One-Month LIBOR plus the related margin,  (ii) the net WAC cap rate, and
    (iii) the available  funds rate for such class.  Two months  following the first possible  distribution date on which the optional  redemption could be exercised the Class A Margin will increase to two times the initial margin.  The  pass-through  rate on each class of Class M Certificates  will be a per annum rate equal to the least of (i) One-Month LIBOR plus the related margin,  (ii) the net WAC cap rate, and
    (iii) the available  funds rate for such class.  Two months  following the first possible  distribution date on which the optional  redemption  could be exercised  the Class M Margin will increase to one and one half times the initial margin.
(5) Assuming 25% CPR.

         I.  SUMMARY

        Issuer........................ RALI Series 2007-QO1 Trust
        Title of Series............... Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QO1
        Depositor..................... Residential Accredit Loans, Inc.
        Master Servicer and Sponsor...
                                       Residential Funding Company, LLC
        Significant Servicers......... Servicers that may subservice 10% or more by principal  amount of the mortgage loans include  HomeComings  Financial,  LLC, and GMAC  Mortgage,  LLC, each a wholly-owned subsidiary of Residential Funding.
        Trustee....................... Deutsche Bank Trust Company Americas.
        Rating Agencies............... Moody's and Standard & Poor's.
        Cut-off Date.................. January 1, 2007.
        Closing Date.................. On or about January 30, 2007.
        Investor Settlement Date...... On or about January 30, 2007.
        Distribution Dates............ On the 25th day of each  month,  or if the 25th day is not a  business  day,  on the succeeding business day beginning in February 2007.
        Assumed Final Distribution
        Date.......................... The distribution  date in February 2037, which is the distribution date in the month following the latest scheduled  maturity date for the mortgage loans having original terms  to  maturity  of 30  years.  The  actual  final  distribution  date  could be substantially earlier than February 2037.
        Type of Issuance.............. Public for all the Offered Certificates.
        Offered Certificates.......... Class A Certificates and Class M Certificates.
        Non Offered Certificates...... Class B  Certificates,  Class SB  Certificates,  Class P  Certificates  and  Class R
                                       Certificates.
        Class A
        Certificates.................. Class A-1, Class A-2 and Class A-3 Certificates.
        Class M                        Class M-1,  Class M-2,  Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class
        Certificates.................. M-8, and Class M-9 Certificates.
        LIBOR
        Certificates.................. Class A Certificates, Class M Certificates and Class B Certificates.
        Servicer                       The Master Servicer is obligated to advance  delinquent  mortgagor  payments through
        Advancing:...................  the date of  liquidation  of an REO  property  to the extent  the  advance is deemed recoverable.
        Form of Offered Certificates.. The Offered Certificates will be book-entry certificates.
        Minimum Denominations......... $100,000  for the Class A,  Class  M-1,  Class M-2 and  Class M-3  Certificates  and
                                       $250,000 for the Class M-4,  Class M-5,  Class M-6,  Class M-7, Class M-8, Class M-9
                                       and Class B Certificates.
        Interest Accrual Periods...... The  period  commencing  on the  immediately  preceding  distribution  date  (or the closing  date,  in the case of the  first  accrual  period)  and  ending  on the day immediately preceding the related distribution date.
        Day Count..................... Actual/360 basis for the LIBOR Certificates
        Delay Days.................... 0 day delay on the LIBOR Certificates.
        Prepayment Period............. As to any  Distribution  Date,  the period  commencing  on the 16th day of the month prior to the month in which  that  Distribution  Date  occurs and ending on the 15th day of the month in which such Distribution Date occurs.
        Compensating Interest......... On each  distribution  date,  the  Master  Servicer  is  required  to cover  certain interest  shortfalls as a result of certain  prepayments,  by reducing its servicing compensation,  as more fully described in the term sheet  supplement.  The reduction in the Master  Servicer's  servicing  compensation for any Distribution Date will be limited  to an  amount  equal to the  lesser  of (i) the  master  servicing  fee and investment  earnings on the  custodial  account and (ii) the product of: (a) 0.125%,
                                       (b)  one-twelfth  and (c) the  aggregate  stated  principal  balance of the mortgage loans as of the first day of the prior month.
        Optional Termination.......... On any  distribution  date on which the aggregate  stated  principal  balance of the
                                       mortgage  loans,   after  giving  effect  to   distributions  to  be  made  on  that
                                       distribution  date, is less than 10% of the aggregate  stated  principal  balance of the  mortgage  loans as of the  cut-off  date,  the master  servicer  may,  with the consent of Credit Suisse  Securities (USA) LLC if a net interest margin  transaction with respect to the Class SB Certificates  is outstanding,  but will not be required to: 1)  purchase  from the trust all of the  remaining  mortgage  loans,  causing an early retirement of the certificates; or 2) purchase all of the certificates.
        ERISA Eligibility...... The Offered  Certificates are expected to be eligible for purchase by or with assets of  employee  benefit  plans and other  plans and  arrangements  that are subject to
                                       Title I of ERISA or  Section  4975 of the Code,  subject to  certain  conditions  as follows:

                                       Prior to the termination of the Maturity Reserve Account,  the Offered  Certificates
                                       may be eligible for purchase by or with assets of employee  benefit  plans and other plans and  arrangements  that are subject to Title I of ERISA or Section 4975 of the
                                       Code if such  plan  or  arrangement  qualifies  under  one or more of the  following investor-based exemptions:

                                       Prohibited  Transaction  Class  Exemption  ("PTCE")  84-14,  regarding  transactions negotiated by independent "qualified professional asset managers";

                                       PTCE 90-1, regarding investments by insurance company pooled separate accounts;
                                       PTCE 91-38, regarding investments by bank collective investment funds;
                                       PTCE 95-60, regarding investments by insurance company general accounts; or
                                       PTCE 96-23, regarding transactions negotiated by certain "in-house asset managers."

                                       Prospective  investors should review with their own legal advisors as to whether the purchase  and  holding  of  the  Certificates  could  give  rise  to  a  transaction prohibited or not  otherwise  permissible  under ERISA,  Section 4975 of the Code or other similar laws.
        SMMEA                          The Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates
        Eligibility................... are expected to constitute "mortgage related securities" for purposes of SMMEA.
        Federal Income Tax             It is anticipated that the Offered Certificates will be treated as REMIC regular
        Consequences.................. interests for tax purposes.
        Collateral
        Description..................
                                       As of January 1, 2007, the aggregate principal balance of the mortgage loans described herein is expected to be approximately $630 million. Substantially all of the Mortgage Loans accrue interest at a mortgage rate which adjusts monthly (after the initial fixed rate teaser period of one month) based upon an index rate equal to (a) the 12-month moving average of the monthly yield on United States treasury securities adjusted to a constant maturity of one year (the "MTA") index, or (b)
                                       the average of the London interbank offered rates for one month U.S. dollar deposits in the London market, generally as set forth in either The Wall Street
                                       Journal or some other source generally accepted in the residential mortgage loan origination business (the "LIBOR index").
                                       After the one month initial fixed rate teaser period, the interest rate for each of these MTA-indexed Mortgage Loans will adjust monthly to equal the sum of MTA and the related gross margin. None of the Mortgage Loans are subject to a periodic rate adjustment cap. All of the Mortgage Loans are subject to a maximum mortgage rate.

                                       For each of the Mortgage Loans, the related borrower must make a minimum monthly payment which is subject to adjustment on a date specified in the mortgage note and annually on the same date thereafter, subject generally to the conditions that (i)
                                       the amount of the minimum monthly payment will not increase by an amount that is more than 7.50% of the last minimum monthly payment, (ii) as of the fifth or tenth anniversary of the first due date and on the same day every five years thereafter as well as the final payment adjustment date, the minimum monthly payment will be recast, without regard to the limitation in clause (i) above, in order to amortize fully the then unpaid mortgage loan principal balance over the remaining term to maturity, and (iii) if the unpaid mortgage loan principal balance exceeds 110% or
                                       115% of the original principal balance due to Deferred Interest (the "Negative
                                       Amortization Limit"), the minimum monthly payment will be recast, without regard to the limitation in clause (i), in order to amortize fully the then unpaid principal balance over the remaining term to maturity.

                                       On each Distribution Date after the initial fixed rate period, the servicer will present to each borrower three payment options in addition to the minimum monthly payment described above.  Those payment options will include (i) interest only,
                                       (ii) an amount that will fully amortize the mortgage loan over the remaining amortization term of the mortgage loan at the current mortgage rate (except for
                                       Balloon Loans, where the monthly payment will provide for the payment of principal generally based on a 40 year amortization schedule although the mortgage loan will have a scheduled maturity date of approximately 30 years from the due date of the first monthly payment), and (iii) an amount that will fully amortize the mortgage loan over a period of 15 years from the first Distribution Date at the current mortgage rate.  Those payment options will only be available to the borrower if they are higher than the minimum monthly payment described above.

                                       Negative amortization on a Mortgage Loan will occur when the monthly payment made by the borrower is less than interest accrued at the current mortgage rate on the unpaid principal balance of the  Mortgage Loan (such deficiency, the "Deferred
                                       Interest"). The amount of the Deferred Interest, if any, is then added to the unpaid principal balance of the Mortgage Loan.
        The Mortgage Loans...........  The Mortgage Loans will be secured by first lien mortgage loans secured by one-to-four family residential properties. Substantially all of the mortgage loans are indexed to One-Year MTA with monthly coupon adjustments that allow for negative amortization.

        Expense Fee Rate.............  The "Expense Fee Rate" is comprised of primary servicing fee and master servicing fee rate. The weighted average Expense Fee Rate before the reset date will be equal to approximately 0.425%.

         II.      Credit Enhancement

        The credit  enhancement  provided for the Certificates in the form of net monthly excess cashflow,  subordination and overcollateralization.

         III.     Negative Amortization

        In the event that an increase in the mortgage  index causes  interest to accrue on a mortgage  loan for a given month in excess of the minimum  monthly  payment  due for that  mortgage  loan,  the excess  interest  will be added to the outstanding principal balance of that mortgage loan in the form of negative  amortization  (referred to herein as the
        "Deferred  Interest").  The amount of Deferred Interest,  if any, for a given month, to the extent not offset first by principal  prepayments on the mortgage loans received during the related prepayment period, will reduce the amount of interest  collected on the related mortgage loans and available to be distributed as a distribution of interest to the certificates.
         IV. Definitions

        Accrued Certificate
        Interest..................     For any  Distribution  Date and each  class of  Offered  Certificates,  the  amount of
                                       interest   accrued  during  the  related   Interest  Accrual  Period  on  the  related
                                       Certificate  Principal  Balance  immediately  prior to such  Distribution Date (or the
                                       Closing Date in the case of the first Distribution  Date) at the related  pass-through rate,  as  reduced  by  certain  prepayment  interest  shortfalls  and any  shortfalls resulting  from the  application  of the  Servicemembers  Civil  Relief  Act,  (or any
                                       similar  state  statutes) and reduced by any Net Deferred  Interest  allocated to that class.
        Principal Prepayment......     The principal portion of all partial and full prepayments  received during the related prepayment period.
        Net Monthly Excess
        Cashflow..................     With respect to any  Distribution  Date,  an amount equal to the sum of (x) the excess of the available  distribution  amount for that  Distribution Date over the sum of (a)
                                       the interest  distribution  amount for the certificates on that  Distribution Date and
                                       (b)  the  Principal  Remittance  Amount  for  that  Distribution  Date,  and  (y)  the
                                       Overcollateralization Reduction Amount, if any, for that Distribution Date.
        Required
        Overcollateralization          For any Distribution  Date (i) prior to the Stepdown Date, an amount equal to 0.80% of
        Amount....................     the aggregate stated  principal  balance of the Mortgage Loans as of the Cut-off Date,
                                       (ii) on or after the  Stepdown  Date but prior to the  Distribution  Date in  February
                                       2013  provided  a Trigger  Event is not in  effect,  the  greater  of (x) 2.00% of the aggregate  stated  principal  balance of the  Mortgage  Loans after  giving  effect to distributions to be made on that Distribution  Date and (y) the  Overcollateralization
                                       Floor,  (iii) on or after the Stepdown Date and on or after the  Distribution  Date in
                                       February 2013  provided a Trigger Event is not in effect,  the greater of (x) 1.60% of the then aggregate stated principal  balance of the Mortgage Loans after giving effect
                                       to   distributions   to  be   made   on   that   Distribution   Date   and   (y)   the
                                       Overcollateralization  Floor, or (iv) on or after the Stepdown Date if a Trigger Event is in effect, the Required  Overcollateralization Amount for the immediately preceding
                                       Distribution  Date. The initial  Required  Overcollateralization  Amount will be fully funded on the Closing Date.
        Overcollateralization Floor    An amount equal to 0.50% of the aggregate  principal  balance of the Mortgage Loans as of the Cut-Off Date, or approximately $3,150,000.
        Excess Overcollateralization
        Amount.....................
                                       With   respect   to   any   distribution   date,   the   excess,   if   any,   of  the
                                       Overcollateralization   Amount   on  that   distribution   date   over  the   Required
                                       Overcollateralization Amount for that distribution date.
        Overcollateralization
        Amount......................   With  respect to any  Distribution  Date,  the excess,  if any,  of (a) the  aggregate stated  principal  balance of the Mortgage Loans before giving effect to distributions of principal to be made on that Distribution Date, over (b) the aggregate  certificate principal  balance  of the  Class A  Certificates,  Class M  Certificates  and Class B
                                       Certificates before taking into account  distributions of principal to be made on that
                                       Distribution Date.
        Overcollateralization          With respect to any  Distribution  Date,  an amount equal to the lesser of (i) the Net
        Increase Amount.............   Monthly Excess  Cashflow for that  Distribution  Date (to the extent not used to cover losses) and (ii) the excess, if any, of (x) the Required  Overcollateralization Amount
                                       for  that  Distribution  Date  over  (y) the  Overcollateralization  Amount  for  that
                                       Distribution Date.
        Net Deferred Interest.......   The  excess  if any  of  the  Deferred  Interest  on  Mortgage  Loans  over  principal prepayments  and interest  received on mortgage  loans  accruing at rates in excess of
                                       the  weighted  average   pass-through   rates  on  the  LIBOR  Certificates  for  that
                                       Distribution  Date,  to the  extent  available  to  cover  Deferred  Interest  on that
                                       Distribution Date.
        Overcollateralization          With  respect  to any  Distribution  Date for which the  Excess  Overcollateralization
        Reduction Amount............   Amount is, or would be, after taking into account all other  distributions  to be made on that  Distribution  Date,  greater than zero,  an amount equal to the lesser of (i)
                                       the Excess  Overcollateralization Amount prior to that Distribution Date, and (ii) the
                                       Principal Remittance Amount for that Distribution Date.
        Stepdown Date...............   The  earlier  to  occur  of  (A)  the  Distribution  Date  immediately  following  the
                                       Distribution  Date on which the Class A Certificates have been reduced to zero and (B)
                                       the later to occur of (x) the  Distribution  Date  occurring in February  2010 and (y)
                                       the first Distribution Date on which the Senior Enhancement  Percentage is equal to or greater than  approximately  (a) on any  Distribution  Date prior to the  Distribution
                                       Date in  February  2013,  22.  75% and (b) on any  Distribution  Date on or after  the
                                       Distribution Date in February 2013, 18.200%.
        Senior Enhancement
        Percentage..................   On any  Distribution  Date,  the  Senior  Enhancement  Percentage  will be  equal to a fraction,  the  numerator  of  which  is  the  sum of (x)  the  aggregate  certificate principal  balance of the Class M Certificates  and Class B  Certificates  immediately prior to that Distribution Date and (y) the  Overcollateralization  Amount immediately prior to that Distribution  Date, and the denominator of which is the aggregate stated
                                       principal  balance of the Mortgage  Loans after giving effect to  distributions  to be made on that Distribution Date.
        Trigger Event...............   A Trigger  Event is in effect with respect to any  Distribution  Date if either (a) on or after the Stepdown Date the  Sixty-Plus  Delinquency  Percentage,  as determined on that Distribution  Date, exceeds (i) with respect to any distribution date on or after the Stepdown Date up to and including the  distribution  date in January 2012,  30.77%
                                       of the Senior  Enhancement  Percentage for that distribution date or (ii) with respect to any distribution  date on or after the distribution  date in February 2012,  38.46%
                                       of the Senior  Enhancement  Percentage for that  distribution  date or (b) on or after the  Distribution  Date in  February  2009 the  aggregate  amount of  realized  losses allocated as a percentage of the Cut-Off Date aggregate  stated  principal  balance of the Mortgage Loans exceeds the values defined below:

 ------------------------------------ ---------------------------------------------------------------------------
          Distribution Date           Cumulative Realized Loss Percentage:
 ------------------------------------ ---------------------------------------------------------------------------
    February 2009 - January 2010      0.200% for the first month,  plus an additional  1/12th of 0.250% for each month thereafter
  ------------------------------------ ---------------------------------------------------------------------------
    February 2010 - January 2011      0.450% for the first month,  plus an additional  1/12th of 0.300% for each month thereafter
 ------------------------------------ ---------------------------------------------------------------------------
    February 2011 - January 2012      0.750% for the first month,  plus an additional  1/12th of 0.350% for each month thereafter
  ------------------------------------ ---------------------------------------------------------------------------
    February 2012 - January 2013      1.100% for the first month,  plus an additional  1/12th of 0.400% for each month thereafter
 ------------------------------------ ---------------------------------------------------------------------------
    February 2013 - January 2014      1.500% for the first month,  plus an additional  1/12th of 0.150% for each month thereafter
  ------------------------------------ ---------------------------------------------------------------------------
    February 2014 and thereafter      1.650%
 ------------------------------------ ---------------------------------------------------------------------------

        Sixty-Plus Delinquency         With respect to any  Distribution  Date on or after the Stepdown  Date, the arithmetic
        Percentage..................   average,  for each of the three Distribution Dates ending with such Distribution Date, of the  fraction,  expressed  as a  percentage,  equal  to (x)  the  aggregate  stated
                                       principal  balance  of the  Mortgage  Loans  that are 60 or more  days  delinquent  in payment of principal  and interest for that  Distribution  Date,  including  mortgaged loans in  bankruptcy,  foreclosure  and REO, over (y) the aggregate  stated  principal balance of all of the Mortgage Loans immediately preceding that Distribution Date.
        Net Mortgage Rate...........   With respect to any  Mortgage  Loan,  the per annum  mortgage  rate thereon  minus the
                                       Expense Fee Rate.
        Net Rate Cap................   With respect to any Distribution Date and any class of LIBOR Certificates,  the lesser of (i) the Net WAC Cap Rate and (ii) the Available Funds Rate.
        Net WAC Cap Rate............   With respect to any  Distribution  Date, a per annum rate (which will not be less than zero) equal to the weighted  average of the Net Mortgage  Rates of the mortgage  loans using  the Net  Mortgage  Rates  in  effect  for the  scheduled  payments  due on such mortgage loans as of the end of the calendar month immediately  preceding the month in which  such  distribution  date  occurs,  multiplied  by  a  fraction  expressed  as a percentage,  the numerator of which is 30 and the  denominator  of which is the actual number of days in the related Interest Accrual Period.
        Available Funds Rate........   With  respect to any  Distribution  Date, a per annum rate equal to the product of (x)
                                       the Interest  Remittance Amount plus full and partial  prepayment  amounts received on the  loans  and  available  to be  distributed  on that  Distribution  Date  and (y) a fraction,  the numerator of which is 12 and the  denominator of which is the aggregate stated  principal  balance of the mortgage  loans as of the due date  occurring in the month preceding the month of such  Distribution Date (after giving effect to principal prepayments in the prepayment  period related to that prior due date),  adjusted to an actual/360 rate.
        Interest Remittance            With respect to any distribution date,  the interest received or advanced with respect
        Amount.....................    to the Mortgage Loans, net of the Expense Fee.
        Basis Risk Shortfall.......     With respect to any class of Class A  Certificates,  Class M Certificates  and Class B
                                       Certificates and any  Distribution  Date, an amount equal to the excess of (i) Accrued
                                       Certificate  Interest for that class  calculated  at a rate equal to  One-Month  LIBOR plus the  related  Margin,  over (ii)  Accrued  Certificate  Interest  for that  class calculated  assuming  the Net  Rate  Cap was  equal  to the Net WAC Cap  Rate for such
                                       Distribution Date,
        Basis Risk Shortfall Reserve   On the closing date, the depositor will deposit funds,  on behalf of the trust into an
        Fund.......................    account  referred  to herein as the  basis  risk  shortfall  reserve  fund,  which are estimated  to  approximate  the amount of any  potential  shortfall of interest on the
                                       Class A  Certificates,  Class M  Certificates  and Class B  Certificates  on the first distribution  date due to the fact  that  certain  mortgage  loans  are still in their initial  fixed rate period and the weighted  average of the net mortgage  rates on the mortgage  loans  will be less than the index  plus the  related  margin on the Class A
                                       Certificates,  Class M  Certificates  and Class B  Certificates  on such  distribution date.  To the extent any such class of  certificates  has a  shortfall  of interest on the initial  distribution date due to the application of the Net WAC Cap Rate, amounts will be withdrawn from the basis risk  shortfall  reserve fund and paid to the Class A
                                       Certificates,   Class  M  Certificates   and  Class  B  Certificates  on  the  initial
                                       distribution  date to the extent  necessary to reduce that  shortfall to the extent of available  funds.  The basis  risk  shortfall  reserve  fund  will then be closed  and amounts on deposit therein will be distributed to Credit Suisse  Securities  (USA) LLC or its designee.
        Basis Risk Shortfall           With respect to any Class of the Class A Certificates,  Class M Certificates and Class
        Carryforward Amount........    B  Certificates  and any  Distribution  Date, an amount equal to the amount of related
                                       Basis Risk  Shortfall,  plus any unpaid Basis Risk shortfall  from prior  Distribution
                                       Dates,  plus  interest  thereon  to the extent not  previously  paid from Net  Monthly
                                       Excess  Cash  Flow or the  Basis  Risk  Shortfall  Reserve  Fund,  at a rate  equal to one-month LIBOR plus the related margin for the current Distribution Date.
        Prepayment Interest            With  respect  to  any  Distribution  Date,  the  aggregate  shortfall,   if  any,  in
        Shortfall..................    collections of interest  resulting  from  mortgagor  prepayments on the Mortgage Loans during the  Prepayment  Period.  These  shortfalls  will  result  because  interest on prepayments  in full is  distributed  only to the date of  prepayment,  and because no interest is  distributed  on  prepayments  in part, as these  prepayments  in part are applied to reduce the  outstanding  principal  balance of the Mortgage Loans as of the due date  immediately  preceding  the date of  prepayment.  No assurance  can be given that the amounts available to cover Prepayment  Interest Shortfalls will be sufficient
                                       therefor.   Any  Prepayment   Interest  Shortfalls  not  covered  by  Eligible  Master
                                       Servicing  Compensation  or Excess Cash Flow and  allocated  to a class of Offered and
                                       Non Offered  Certificates  will accrue  interest at the then  applicable  pass-through rate on that class of Offered and Non Offered  certificates and will be paid, together with the  interest  thereon,  on future  Distribution  Dates only to the extent of any
                                       Excess Cashflow available therefor on that Distribution Date.
        Relief Act Shortfalls......    With respect to any  Distribution  Date,  the  shortfall,  if any, in  collections  of interest resulting from the Servicemembers  Civil Relief Act or similar legislation or regulation.  Relief Act  Shortfalls  will be covered by available  Net Monthly  Excess
                                       Cashflow in the current period only as described  under "Net Monthly  Excess  Cashflow
                                       Distributions."  Any Relief Act  Shortfalls  allocated  to the Offered and Non Offered
                                       Certificates  for the current period not covered by Net Monthly  Excess  Cashflow will remain unpaid.  Relief Act Shortfalls  will be allocated on a pro rata basis among the certificates.
        Interest Distribution
        Amount......................   With  respect  to any  distribution  date and any  class of  LIBOR  Certificates,  the aggregate amount of Accrued  Certificate  Interest for that distribution date plus any
                                       Accrued  Certificate  Interest  remaining  unpaid  from any prior  distribution  date, together with interest thereon,  in each case to the extent distributed to the holders of the LIBOR Certificates.
        Interest Carryforward
        Amount.....................    With respect to any Distribution Date and any class of LIBOR Certificates,  the sum of
                                       (a) on any Distribution  Date on which the pass-through rate is equal to the Available
                                       Funds Rate,  the excess,  if any, of (i) Accrued  Certificate  Interest for such class assuming  the Net  Rate Cap for such  Distribution  Date was  equal to the Net WAC Cap
                                       Rate over (ii) Accrued  Certificate  Interest for such class assuming the Net Rate Cap for such  Distribution  Date was equal to the Available Funds Rate and (b) interest on the amount  calculated  pursuant  to clause (a) for any prior  Distribution  Date that remains unreimbursed at a rate equal to the lesser of (x) One-Month LIBOR plus the related Margin and (y) the Net WAC Cap Rate for such distribution date.
        Interest Distributions....     On each  Distribution  Date,  accrued and unpaid  interest (less  prepayment  interest shortfalls not covered by compensating  interest, Net Deferred Interest and Relief Act
                                       Shortfalls) will be paid to the holders of Class A Certificates,  Class M Certificates and  Class B  Certificates  to the  extent  of the  available  distribution  amount as described in the term sheet  supplement  (after  payment of the master  servicing  and primary-servicing fees) in the following order of priority:

                                               (i)      to the Class A Certificates, pro rata;

                                               (ii)     to the Class M-1 Certificates;

                                               (iii)    to the Class M-2 Certificates;

                                               (iv)     to the Class M-3 Certificates;

                                               (v)      to the Class M-4 Certificates;

                                               (vi)     to the Class M-5 Certificates;

                                               (vii)    to the Class M-6 Certificates;

                                               (viii)   to the Class M-7 Certificates;

                                               (ix)     to the Class M-8 Certificates;

                                               (x)      to the Class M-9 Certificates; and

                                               (xi)     To the Class B Certificates.
        Principal Payments........     The Class A Principal  Distribution  Amount, with respect to the Class A Certificates, will be distributed to the Class A-1, Class A-2 and Class A-3 Certificates,  pro rata, until their Certificate Principal Balances have been reduced to zero.

                                       The Class M Certificates  and Class B Certificates  will be subordinate to the Class A
                                       Certificates,  and will not  receive  any  principal  payments  until on or after  the
                                       Stepdown  Date, or if a Trigger Event is in effect,  unless the aggregate  certificate principal  balance of the Class A Certificates has been reduced to zero. In such case, the  Class M  Certificates  and  Class  B  Certificates  will  receive  any  remaining
                                       principal   distribution   amount  sequentially  in  each  case  until  the  principal distribution amount thereof has been reduced to zero.

                                       On or after the  Stepdown  Date and if a  Trigger  Event is not in  effect,  or if the aggregate  certificate  principal balance of the Class A Certificates has been reduced to zero,  the  remaining  principal  distribution  amount will be  distributed  in the following order of priority:  to the Class M-1  Certificates,  the Class M-1 Principal
                                       Distribution  Amount,  to  the  Class  M-2  Certificates,   the  Class  M-2  Principal
                                       Distribution  Amount,  to  the  Class  M-3  Certificates,   the  Class  M-3  Principal
                                       Distribution  Amount,  to  the  Class  M-4  Certificates,   the  Class  M-4  Principal
                                       Distribution  Amount,  to  the  Class  M-5  Certificates,   the  Class  M-5  Principal
                                       Distribution  Amount,  to  the  Class  M-6  Certificates,   the  Class  M-6  Principal
                                       Distribution  Amount,  to  the  Class  M-7  Certificates,   the  Class  M-7  Principal
                                       Distribution  Amount,  to  the  Class  M-8  Certificates,   the  Class  M-8  Principal
                                       Distribution  Amount,  to  the  Class  M-9  Certificates,   the  Class  M-9  Principal
                                       Distribution  Amount,  and  to  the  Class  B  Certificates,  the  Class  B  Principal
                                       Distribution  Amount in each case until the certificate  principal balance thereof has been reduced to zero.
        Principal Distribution
        Amount....................     With  respect  to any  Distribution  Date,  the  lesser  of (a) the  excess of (i) the
                                       Available  Distribution Amount over (ii) the Interest  Distribution Amount and (b) the sum of the following:

                                               (i)      the  principal  portion  of all  scheduled  monthly  payments  on the mortgage  loans  received or advanced with respect to the related due period;

                                               (ii)     the principal  portion of all proceeds of the  repurchase of mortgage loans,  or, in the case of a  substitution,  amounts  representing  a principal  adjustment,  as  required  by the  pooling  and  servicing agreement during the preceding calendar month;

                                               (iii)    the principal portion of all other unscheduled collections received on the
                                                        mortgage loans during the preceding calendar month other than
                                                        Subsequent Recoveries, including, without limitation, Insurance
                                                        Proceeds, Liquidation Proceeds and, except to the extent applied to offset Deferred Interest, full and partial Principal Prepayments made by the respective mortgagors, to the extent not distributed in the preceding month or, in the case of Principal Prepayments in full, during the related Prepayment Period;

                                               (iv)     the lesser of (a) Subsequent Recoveries for that distribution date and (b) the principal portion of any Realized Losses allocated to the Class A Certificates, Class M Certificates and Class B
                                                        Certificates on a prior distribution date and remaining unpaid;

                                               (v)      the lesser of (a) the Excess Cash Flow for that distribution date, to the extent not used in clause (iv) above on such distribution date, and (b) the principal portion of any Realized Losses incurred, or deemed to have been incurred, on any mortgage loans in the calendar month preceding that distribution date to the extent covered by Excess Cash Flow for that distribution date

                                               (vi)     the lesser of (a) the Excess Cash Flow for that distribution date, to the
                                                        extent not used pursuant to clauses (iv) and (v) above on such distribution date, and (b) the amount of any Overcollateralization
                                                        Increase Amount for that distribution date;

                                       minus

                                               (vii)    the amount of any Overcollateralization Reduction Amount for that distribution date; and
                                               (viii)   any related Capitalization Reimbursement Amount.

                                       In no event will the Principal  Distribution  Amount on any distribution  date be less than zero or greater than the aggregate  outstanding  Certificate Principal Balance of the LIBOR certificates.
        Principal Remittance
        Amount...................      For  any  Distribution  Date,  the sum of the  following  amounts:  (i) the  principal portion of all scheduled  monthly  payments on the Mortgage Loans received or advanced with respect to the related due period;  (ii) the principal portion of all proceeds of the  repurchase  of the  Mortgage  Loans  or,  in the  case of  substitution,  amounts representing  a  principal  adjustment  as  required  in  the  pooling  and  servicing agreement during the preceding  calendar month; and (iii) the principal portion of all other  unscheduled  collections  received on the mortgage  loans during the  preceding calendar  month  other than  Subsequent  Recoveries,  including,  without  limitation,
                                       Insurance Proceeds,  Liquidation  Proceeds and, except to the extent applied to offset
                                       Deferred  Interest,  full and partial  Principal  Prepayments  made by the  respective mortgagors,  to the extent not  distributed in the preceding  month or, in the case of
                                       Principal Prepayments in full, during the related Prepayment Period.
        Class M-1 Principal
        Distribution Amount.....       With respect to any Distribution Date:

                                       prior to the Stepdown  Date or on or after the Stepdown  Date if a Trigger Event is in effect for that Distribution  Date, the remaining  Principal  Distribution  Amount for that  Distribution  Date  after  distribution  of the Class A  Principal  Distribution
                                       Amount, or

                                       on or  after  the  Stepdown  Date  if a  Trigger  Event  is not  in  effect  for  that
                                       Distribution  Date,  the lesser of: (i) the remaining  Principal  Distribution  Amount for that  Distribution Date after  distribution of the Class A Principal  Distribution
                                       Amount; and (ii) the excess of (a) the sum of (1) the aggregate  certificate principal balance of the Class A  Certificates  (after  taking  into  account the payment of the
                                       Class  A  Principal  Distribution  Amount  for  that  Distribution  Date)  and (2) the certificate principal balance of the Class M-1 Certificates  immediately prior to that
                                       Distribution  Date  over (b) the  lesser of (x) the  product  of (1)  82.751%  for any
                                       Distribution  Date prior to the Distribution Date in February 2013 and 86.201% for any
                                       Distribution  Date on or after  the  Distribution  Date in  February  2013 and (2) the
                                       aggregate  stated  principal  balance of the  Mortgage  Loans after  giving  effect to distributions  to be made on  that  Distribution  Date  and (y) the  aggregate  stated
                                       principal  balance of the Mortgage  Loans after giving effect to  distributions  to be made on that Distribution Date, less the Overcollateralization Floor.
        Class M-2 Principal
        Distribution Amount.....       With respect to any Distribution Date:

                                       prior to the Stepdown  Date or on or after the Stepdown  Date if a Trigger Event is in effect for that Distribution  Date, the remaining  Principal  Distribution  Amount for that  Distribution  Date  after  distribution  of the Class A  Principal  Distribution
                                       Amount and Class M-1 Principal Distribution Amount, or

                                       on or  after  the  Stepdown  Date  if a  Trigger  Event  is not  in  effect  for  that
                                       Distribution  Date,  the lesser of: (i) the remaining  Principal  Distribution  Amount for that  Distribution Date after  distribution of the Class A Principal  Distribution
                                       Amount and Class M-1  Principal  Distribution  Amount;  and (ii) the excess of (a) the sum of (1) the aggregate  certificate  principal  balance of the Class A and Class M-1
                                       Certificates  (after  taking  into  account  the  payment  of the  Class  A  Principal
                                       Distribution Amount and Class M-1 Principal  Distribution Amount for that Distribution
                                       Date)  and (2)  the  certificate  principal  balance  of the  Class  M-2  Certificates immediately  prior to that Distribution Date over (b) the lesser of (x) the product of
                                       (1) 86.875% for any Distribution  Date prior to the Distribution Date in February 2013 and 89.500% for any Distribution  Date on or after the  Distribution  Date in February
                                       2013 and (2) the  aggregate  stated  principal  balance of the  Mortgage  Loans  after giving  effect  to  distributions  to be made on that  Distribution  Date  and (y) the aggregate  stated  principal  balance of the  Mortgage  Loans after  giving  effect to distributions  to be made on that  Distribution  Date, less the  Overcollateralization
                                       Floor.
        Class M-3 Principal
        Distribution Amount.....       With respect to any Distribution Date:

                                       prior to the Stepdown  Date or on or after the Stepdown  Date if a Trigger Event is in effect for that Distribution  Date, the remaining  Principal  Distribution  Amount for that  Distribution  Date  after  distribution  of the Class A  Principal  Distribution
                                       Amount, Class M-1 Principal  Distribution Amount, and Class M-2 Principal Distribution
                                       Amount, or

                                       on or  after  the  Stepdown  Date  if a  Trigger  Event  is not  in  effect  for  that
                                       Distribution Date, the lesser of: (i) the remaining Principal  Distribution Amount for that  Distribution  Date  after  distribution  of the Class A  Principal  Distribution
                                       Amount,  the Class  M-1  Principal  Distribution  Amount  and the Class M-2  Principal
                                       Distribution  Amount;  and  (ii)  the  excess  of (a)  the  sum of (1)  the  aggregate certificate  principal  balance of the Class A,  Class M-1 and Class M-2  Certificates
                                       (after taking into account the payment of the Class A Principal  Distribution  Amount, the Class M-1 Principal  Distribution Amount and the Class M-2 Principal  Distribution
                                       Amount for that  Distribution  Date) and (2) the certificate  principal balance of the
                                       Class  M-3  Certificates  immediately  prior to that  Distribution  Date  over (b) the lesser of (x) the  product  of (1)  88.625%  for any  Distribution  Date  prior to the
                                       Distribution  Date in February 2013 and 90.900% for any Distribution  Date on or after the Distribution  Date in February 2013 and (2) the aggregate stated principal balance of the  Mortgage  Loans  after  giving  effect  to  distributions  to be  made on that
                                       Distribution  Date and (y) the  aggregate  stated  principal  balance of the  Mortgage
                                       Loans after giving effect to distributions to be made on that Distribution  Date, less the Overcollateralization Floor.
        Class M-4 Principal
        Distribution Amount.....       With respect to any Distribution Date:

                                       prior to the Stepdown  Date or on or after the Stepdown  Date if a Trigger Event is in effect for that Distribution  Date, the remaining  Principal  Distribution  Amount for that  Distribution  Date  after  distribution  of the Class A  Principal  Distribution
                                       Amount,  Class M-1 Principal  Distribution  Amount,  Class M-2 Principal  Distribution
                                       Amount and Class M-3 Principal Distribution Amount, or

                                       on or  after  the  Stepdown  Date  if a  Trigger  Event  is not  in  effect  for  that
                                       Distribution Date, the lesser of: (i) the remaining Principal  Distribution Amount for that  Distribution  Date  after  distribution  of the Class A  Principal  Distribution
                                       Amount,  the  Class  M-1  Principal  Distribution  Amount,  the  Class  M-2  Principal
                                       Distribution  Amount and the Class M-3  Principal  Distribution  Amount;  and (ii) the
                                       excess of (a) the sum of (1) the aggregate  certificate principal balance of the Class
                                       A, Class M-1,  Class M-2 and Class M-3  Certificates  (after  taking into  account the payment  of the  Class A  Principal  Distribution  Amount,  the  Class  M-1  Principal
                                       Distribution  Amount,  the Class M-2 Principal  Distribution  Amount and the Class M-3
                                       Principal  Distribution  Amount for that  Distribution  Date) and (2) the  certificate
                                       principal   balance  of  the  Class  M-4  Certificates   immediately   prior  to  that
                                       Distribution  Date  over (b) the  lesser of (x) the  product  of (1)  90.751%  for any
                                       Distribution  Date prior to the Distribution Date in February 2013 and 92.601% for any
                                       Distribution  Date on or after  the  Distribution  Date in  February  2013 and (2) the
                                       aggregate  stated  principal  balance of the  Mortgage  Loans after  giving  effect to distributions  to be made on  that  Distribution  Date  and (y) the  aggregate  stated
                                       principal  balance of the Mortgage  Loans after giving effect to  distributions  to be made on that Distribution Date, less the Overcollateralization Floor.
        Class M-5 Principal
        Distribution Amount:....       With respect to any Distribution Date:

                                       prior to the Stepdown  Date or on or after the Stepdown  Date if a Trigger Event is in effect for that Distribution  Date, the remaining  Principal  Distribution  Amount for that  Distribution  Date  after  distribution  of the Class A  Principal  Distribution
                                       Amount,  Class M-1 Principal  Distribution  Amount,  Class M-2 Principal  Distribution
                                       Amount, Class M-3 Principal  Distribution Amount and Class M-4 Principal  Distribution
                                       Amount, or

                                       on or  after  the  Stepdown  Date  if a  Trigger  Event  is not  in  effect  for  that
                                       Distribution Date, the lesser of: (i) the remaining Principal  Distribution Amount for that  Distribution  Date  after  distribution  of the Class A  Principal  Distribution
                                       Amount, the Class M-1 Principal  Distribution Amount, Class M-2 Principal Distribution
                                       Amount,  Class  M-3  Principal   Distribution  Amount  and  the  Class  M-4  Principal
                                       Distribution  Amount;  and  (ii)  the  excess  of (a)  the  sum of (1)  the  aggregate certificate  principal  balance of the Class A, Class  M-1,  Class M-2,  Class M-3 and
                                       Class  M-4  Certificates  (after  taking  into  account  the  payment  of the  Class A
                                       Principal  Distribution  Amount, the Class M-1 Principal  Distribution  Amount,  Class
                                       M-2 Principal  Distribution  Amount,  Class M-3 Principal  Distribution Amount and the
                                       Class  M-4  Principal  Distribution  Amount  for that  Distribution  Date) and (2) the certificate principal balance of the Class M-5 Certificates  immediately prior to that
                                       Distribution  Date  over (b) the  lesser of (x) the  product  of (1)  92.001%  for any
                                       Distribution  Date prior to the Distribution Date in February 2013 and 93.601% for any
                                       Distribution  Date on or after  the  Distribution  Date in  February  2013 and (2) the
                                       aggregate  stated  principal  balance of the  Mortgage  Loans after  giving  effect to distributions  to be made on  that  Distribution  Date  and (y) the  aggregate  stated
                                       principal  balance of the Mortgage  Loans after giving effect to  distributions  to be made on that Distribution Date, less the Overcollateralization Floor.
        Class M-6 Principal
        Distribution Amount.....       With respect to any Distribution Date:

                                       prior to the Stepdown  Date or on or after the Stepdown  Date if a Trigger Event is in effect for that Distribution  Date, the remaining  Principal  Distribution  Amount for that  Distribution  Date  after  distribution  of the Class A  Principal  Distribution
                                       Amount,  Class M-1 Principal  Distribution  Amount,  Class M-2 Principal  Distribution
                                       Amount,  Class M-3 Principal  Distribution  Amount,  Class M-4 Principal  Distribution
                                       Amount and Class M-5 Principal Distribution Amount, or

                                       on or  after  the  Stepdown  Date  if a  Trigger  Event  is not  in  effect  for  that
                                       Distribution Date, the lesser of: (i) the remaining Principal  Distribution Amount for that  Distribution  Date  after  distribution  of the Class A  Principal  Distribution
                                       Amount, the Class M-1 Principal  Distribution Amount, Class M-2 Principal Distribution
                                       Amount, Class M-3 Principal  Distribution Amount, the Class M-4 Principal Distribution
                                       Amount and the Class M-5  Principal  Distribution  Amount;  and (ii) the excess of (a)
                                       the sum of (1) the aggregate  certificate principal balance of the Class A, Class M-1,
                                       Class M-2, Class M-3, Class M-4 and Class M-5 Certificates  (after taking into account the  payment of the Class A Principal  Distribution  Amount,  the Class M-1  Principal
                                       Distribution  Amount,  Class M-2 Principal  Distribution  Amount,  Class M-3 Principal
                                       Distribution  Amount,  Class  M-4  Principal  Distribution  Amount  and the  Class M-5
                                       Principal  Distribution  Amount for that  Distribution  Date) and (2) the  certificate
                                       principal   balance  of  the  Class  M-6  Certificates   immediately   prior  to  that
                                       Distribution  Date  over (b) the  lesser of (x) the  product  of (1)  93.251%  for any
                                       Distribution  Date prior to the Distribution Date in February 2013 and 94.601% for any
                                       Distribution  Date on or after  the  Distribution  Date in  February  2013 and (2) the
                                       aggregate  stated  principal  balance of the  Mortgage  Loans after  giving  effect to distributions  to be made on  that  Distribution  Date  and (y) the  aggregate  stated
                                       principal  balance of the Mortgage  Loans after giving effect to  distributions  to be made on that Distribution Date, less the Overcollateralization Floor.
        Class M-7 Principal
        Distribution Amount....       With respect to any Distribution Date:

                                       prior to the Stepdown  Date or on or after the Stepdown  Date if a Trigger Event is in effect for that Distribution  Date, the remaining  Principal  Distribution  Amount for that  Distribution  Date  after  distribution  of the Class A  Principal  Distribution
                                       Amount,  Class M-1 Principal  Distribution  Amount,  Class M-2 Principal  Distribution
                                       Amount,  Class M-3 Principal  Distribution  Amount,  Class M-4 Principal  Distribution
                                       Amount, Class M-5 Principal  Distribution Amount and Class M-6 Principal  Distribution
                                       Amount, or

                                       on or  after  the  Stepdown  Date  if a  Trigger  Event  is not  in  effect  for  that
                                       Distribution Date, the lesser of: (i) the remaining Principal  Distribution Amount for that  Distribution  Date  after  distribution  of the Class A  Principal  Distribution
                                       Amount, the Class M-1 Principal  Distribution Amount, Class M-2 Principal Distribution
                                       Amount, Class M-3 Principal  Distribution Amount, the Class M-4 Principal Distribution
                                       Amount,  the Class  M-5  Principal  Distribution  Amount  and the Class M-6  Principal
                                       Distribution  Amount;  and  (ii)  the  excess  of (a)  the  sum of (1)  the  aggregate certificate  principal  balance of the Class A, Class M-1, Class M-2, Class M-3, Class
                                       M-4,  Class M-5 and Class M-6  Certificates  (after taking into account the payment of the Class A  Principal  Distribution  Amount,  the Class  M-1  Principal  Distribution
                                       Amount,  Class M-2 Principal  Distribution  Amount,  Class M-3 Principal  Distribution
                                       Amount,  Class M-4 Principal  Distribution  Amount,  Class M-5 Principal  Distribution
                                       Amount and the Class M-6 Principal  Distribution  Amount for that  Distribution  Date)
                                       and (2) the certificate  principal  balance of the Class M-7 Certificates  immediately prior to that  Distribution Date over (b) the lesser of (x) the product of (1) 94.501%
                                       for any Distribution  Date prior to the Distribution Date in February 2013 and 95.601%
                                       for any Distribution  Date on or after the Distribution  Date in February 2013 and (2)
                                       the aggregate  stated  principal  balance of the Mortgage Loans after giving effect to distributions  to be made on  that  Distribution  Date  and (y) the  aggregate  stated
                                       principal  balance of the Mortgage  Loans after giving effect to  distributions  to be made on that Distribution Date, less the Overcollateralization Floor.
        Class M-8 Principal
        Distribution Amount....       With respect to any Distribution Date:

                                       prior to the Stepdown  Date or on or after the Stepdown  Date if a Trigger Event is in effect for that Distribution  Date, the remaining  Principal  Distribution  Amount for that  Distribution  Date  after  distribution  of the Class A  Principal  Distribution
                                       Amount,  Class M-1 Principal  Distribution  Amount,  Class M-2 Principal  Distribution
                                       Amount,  Class M-3 Principal  Distribution  Amount,  Class M-4 Principal  Distribution
                                       Amount,  Class M-5 Principal  Distribution  Amount,  Class M-6 Principal  Distribution
                                       Amount and Class M-7 Principal Distribution Amount, or

                                       on or  after  the  Stepdown  Date  if a  Trigger  Event  is not  in  effect  for  that
                                       Distribution Date, the lesser of: (i) the remaining Principal  Distribution Amount for that  Distribution  Date  after  distribution  of the Class A  Principal  Distribution
                                       Amount, the Class M-1 Principal  Distribution Amount, Class M-2 Principal Distribution
                                       Amount, Class M-3 Principal  Distribution Amount, the Class M-4 Principal Distribution
                                       Amount,  the  Class  M-5  Principal  Distribution  Amount,  the  Class  M-6  Principal
                                       Distribution  Amount and the Class M-7  Principal  Distribution  Amount;  and (ii) the
                                       excess of (a) the sum of (1) the aggregate  certificate principal balance of the Class
                                       A, Class M-1,  Class M-2,  Class M-3,  Class M-4,  Class M-5,  Class M-6 and Class M-7
                                       Certificates  (after  taking  into  account  the  payment  of the  Class  A  Principal
                                       Distribution   Amount,  the  Class  M-1  Principal   Distribution  Amount,  Class  M-2
                                       Principal  Distribution  Amount,  Class M-3 Principal  Distribution  Amount, Class M-4
                                       Principal  Distribution  Amount,  Class M-5 Principal  Distribution  Amount, Class M-6
                                       Principal  Distribution  Amount and the Class M-7  Principal  Distribution  Amount for
                                       that  Distribution  Date) and (2) the certificate  principal  balance of the Class M-8
                                       Certificates  immediately  prior to that  Distribution Date over (b) the lesser of (x)
                                       the product of (1) 95.500% for any Distribution  Date prior to the  Distribution  Date in February 2013 and 96.400% for any  Distribution  Date on or after the  Distribution
                                       Date in February 2013 and (2) the aggregate stated  principal  balance of the Mortgage
                                       Loans after giving effect to  distributions to be made on that  Distribution  Date and
                                       (y) the aggregate stated  principal  balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the  Overcollateralization
                                       Floor.
        Class M-9 Principal
        Distribution Amount....       With respect to any Distribution Date:

                                       prior to the Stepdown  Date or on or after the Stepdown  Date if a Trigger Event is in effect for that Distribution  Date, the remaining  Principal  Distribution  Amount for that  Distribution  Date  after  distribution  of the Class A  Principal  Distribution
                                       Amount,  Class M-1 Principal  Distribution  Amount,  Class M-2 Principal  Distribution
                                       Amount,  Class M-3 Principal  Distribution  Amount,  Class M-4 Principal  Distribution
                                       Amount,  Class M-5 Principal  Distribution  Amount,  Class M-6 Principal  Distribution
                                       Amount, Class M-7 Principal  Distribution Amount and Class M-8 Principal  Distribution
                                       Amount, or

                                       on or  after  the  Stepdown  Date  if a  Trigger  Event  is not  in  effect  for  that
                                       Distribution Date, the lesser of: (i) the remaining Principal  Distribution Amount for that  Distribution  Date  after  distribution  of the Class A  Principal  Distribution
                                       Amount, the Class M-1 Principal  Distribution Amount, Class M-2 Principal Distribution
                                       Amount, Class M-3 Principal  Distribution Amount, the Class M-4 Principal Distribution
                                       Amount,  the  Class  M-5  Principal  Distribution  Amount,  the  Class  M-6  Principal
                                       Distribution  Amount,  the Class M-7 Principal  Distribution  Amount and the Class M-8
                                       Principal  Distribution  Amount;  and  (ii)  the  excess  of (a)  the  sum of (1)  the aggregate  certificate  principal  balance of the Class A, Class M-1, Class M-2, Class
                                       M-3,  Class M-4, Class M-5,  Class M-6,  Class M-7 and Class M-8  Certificates  (after taking into  account the payment of the Class A  Principal  Distribution  Amount,  the
                                       Class M-1 Principal  Distribution  Amount,  Class M-2 Principal  Distribution  Amount,
                                       Class M-3 Principal  Distribution  Amount,  Class M-4 Principal  Distribution  Amount,
                                       Class M-5 Principal  Distribution Amount, Class M-6 Principal Distribution Amount, the
                                       Class M-7  Principal  Distribution  Amount  and the Class M-8  Principal  Distribution
                                       Amount for that  Distribution  Date) and (2) the certificate  principal balance of the
                                       Class  M-9  Certificates  immediately  prior to that  Distribution  Date  over (b) the lesser of (x) the  product  of (1)  96.750%  for any  Distribution  Date  prior to the
                                       Distribution  Date in February 2013 and 97.400% for any Distribution  Date on or after the Distribution  Date in February 2013 and (2) the aggregate stated principal balance of the  Mortgage  Loans  after  giving  effect  to  distributions  to be  made on that
                                       Distribution  Date and (y) the  aggregate  stated  principal  balance of the  Mortgage
                                       Loans after giving effect to distributions to be made on that Distribution  Date, less the Overcollateralization Floor.
        Class B Principal
        Distribution Amount.....       With respect to any Distribution Date:

                                       prior to the Stepdown  Date or on or after the Stepdown  Date if a Trigger Event is in effect for that Distribution  Date, the remaining  Principal  Distribution  Amount for that  Distribution  Date  after  distribution  of the Class A  Principal  Distribution
                                       Amount,  Class M-1 Principal  Distribution  Amount,  Class M-2 Principal  Distribution
                                       Amount,  Class M-3 Principal  Distribution  Amount,  Class M-4 Principal  Distribution
                                       Amount,  Class M-5 Principal  Distribution  Amount,  Class M-6 Principal  Distribution
                                       Amount,  Class M-7 Principal  Distribution  Amount,  Class M-8 Principal  Distribution
                                       Amount, and the Class M-9 Principal Distribution Amount, or

                                       on or  after  the  Stepdown  Date  if a  Trigger  Event  is not  in  effect  for  that
                                       Distribution Date, the lesser of: (i) the remaining Principal  Distribution Amount for that  Distribution  Date  after  distribution  of the Class A  Principal  Distribution
                                       Amount, the Class M-1 Principal  Distribution Amount, Class M-2 Principal Distribution
                                       Amount, Class M-3 Principal  Distribution Amount, the Class M-4 Principal Distribution
                                       Amount,  the  Class  M-5  Principal  Distribution  Amount,  the  Class  M-6  Principal
                                       Distribution  Amount,  the Class  M-7  Principal  Distribution  Amount , the Class M-8
                                       Principal  Distribution  Amount, and the Class M-9 Principal  Distribution Amount; and
                                       (ii) the excess of (a) the sum of (1) the aggregate  certificate  principal balance of the Class A, Class M-1,  Class M-2,  Class M-3, Class M-4, Class M-5, Class M-6, Class
                                       M-7,  Class M-8 and Class M-9  Certificates  (after taking into account the payment of the Class A  Principal  Distribution  Amount,  the Class  M-1  Principal  Distribution
                                       Amount,  Class M-2 Principal  Distribution  Amount,  Class M-3 Principal  Distribution
                                       Amount,  Class M-4 Principal  Distribution  Amount,  Class M-5 Principal  Distribution
                                       Amount, Class M-6 Principal  Distribution Amount, the Class M-7 Principal Distribution
                                       Amount,  the Class M-8  Principal  Distribution  Amount,  and the Class M-9  Principal
                                       Distribution  Amount for that  Distribution  Date) and (2) the  certificate  principal balance of the Class B Certificates  immediately  prior to that Distribution Date over
                                       (b) the lesser of (x) the product of (1) 98.000%  for any  Distribution  Date prior to the  Distribution  Date in February 2013 and 98.400% for any  Distribution  Date on or
                                       after the  Distribution  Date in February 2013 and (2) the aggregate  stated principal balance of the Mortgage Loans after giving effect to  distributions to be made on that
                                       Distribution  Date and (y) the  aggregate  stated  principal  balance of the  Mortgage
                                       Loans after giving effect to distributions to be made on that Distribution  Date, less the Overcollateralization Floor.
        Net Monthly Excess Cashflow
        Distributions............      On each  Distribution  Date, the Net Monthly Excess Cashflow will be distributed among the Certificates in the following order of priority:

                                               (i)      As part of the Principal  Distribution  Amount,  to pay to holders of the  class or  classes  of  certificates  then  entitled  to  receive distributions  in respect of  principal  (as  described  above),  the principal portion of realized losses  previously  allocated to reduce the  certificate  principal  balance  of  any  Class  A  Certificates
                                                        (except the Class A-1  Certificates) , Class M Certificates and Class
                                                        B Certificates and remaining unreimbursed,  but only to the extent of subsequent recoveries;

                                               (ii)     As part of the Principal  Distribution  Amount, to pay to the holders of the Class A  Certificates  (except  the  Class A-1  Certificates),
                                                        Class M Certificates  and Class B Certificates  in reduction of their certificate  principal  balances,  the principal  portion of realized losses  incurred on the  Mortgage  Loans for the  preceding  calendar month;

                                               (iii)    To pay any  Overcollateralization  Increase  Amount  to the  class or classes of  certificates  then entitled to receive  distributions  in respect of principal;

                                               (iv)     To pay the holders of the Class A  Certifiates,  Class M Certificates and Class B  Certificates,  pro rata,  based on  Prepayment  Interest
                                                        Shortfalls  allocated thereto,  the amount of any Prepayment Interest
                                                        Shortfalls  allocated  thereto  for that  Distribution  Date,  to the extent not covered by Eligible Master Servicing  Compensation on that
                                                        Distribution Date;

                                               (v)      To pay the holders of the Class A, Class M  Certificates  and Class B
                                                        Certificates,   pro  rata,  based  on  unpaid   Prepayment   Interest
                                                        Shortfalls  previously  allocated  thereto,  any Prepayment  Interest
                                                        Shortfalls  remaining unpaid from prior  Distribution  Dates together with interest thereon;

                                               (vi)     To the  holders of the Class A  Certificates,  pro rata,  and then to the holders of the Class M Certificates and Class B Certificates,  in
                                                        order  of  priority,  any  Interest  Carryforward  Amounts  allocated thereto that remains unpaid as of the Distribution Date;

                                               (vii)    To the  holders of the Class A  Certificates,  pro rata,  then to the holders  of the  Class M  Cetificates  and Class B  Certificates,  in
                                                        order of  priority,  any Basis  Risk  Shortfall  Carryforward  Amount allocated thereto that remains unpaid as of the Distribution Date;

                                               (viii)   To  pay  to  the  holders  of  the  Class  A  Certificates,  Class  M
                                                        Certificates and Class B Certificates,  pro rata, based on Relief Act
                                                        Shortfalls  allocated thereto on that  Distribution  Date, the amount of any  Relief  Act  Shortfalls  occurring  in the  current  interest accrual period;

                                               (ix)     To pay the holders of the Class A Certificates  (except the Class A-1
                                                        Certificates),  sequentially,  then  to the  holders  of the  Class M
                                                        Certificates  and Class B  Certificates,  in order of  priority,  the
                                                        principal  portion  of  any  realized  losses  previously   allocated
                                                        thereto that remain unreimbursed; and

                                               (x)      To  pay  the  holders  of the  Class  SB  Certificates  and  Class  R
                                                        Certificates  any balance  remaining in accordance  with the terms of the pooling and servicing agreement.

        Allocation of Losses....       Realized losses on the Mortgage Loans will be allocated as follows:

                                               (i)      to Net Monthly Excess Cashflow;

                                               (ii)     by a reduction in the  Overcollateralization  Amount until reduced to zero;

                                               (iii)    to the Class B Certificates  until the certificate  principal balance thereof has been reduced to zero;

                                               (iv)     to  the  Class  M-9  Certificates  until  the  certificate  principal balance thereof has been reduced to zero;

                                               (v)      to  the  Class  M-8  Certificates  until  the  certificate  principal balance thereof has been reduced to zero;

                                               (vi)     to  the  Class  M-7  Certificates  until  the  certificate  principal balance thereof has been reduced to zero;

                                               (vii)    to  the  Class  M-6  Certificates  until  the  certificate  principal balance thereof has been reduced to zero;

                                               (viii)   to  the  Class  M-5  Certificates  until  the  certificate  principal balance thereof has been reduced to zero;

                                               (ix)     to  the  Class  M-4  Certificates  until  the  certificate  principal balance thereof has been reduced to zero;

                                               (x)      to  the  Class  M-3  Certificates  until  the  certificate  principal balance thereof has been reduced to zero;

                                               (xi)     to  the  Class  M-2  Certificates  until  the  certificate  principal balance thereof has been reduced to zero,

                                               (xii)    to  the  Class  M-1  Certificates  until  the  certificate  principal balance thereof has been reduced to zero,

                                               (xiii)   to  the  Class  A-3  Certificates  until  the  certificate  principal thereof has been reduced to zero, and

                                               (xiv)    to  the  Class  A-2  Certificates  until  the  certificate  principal thereof has been  reduced to zero.  There will be no realized  losses allocated to the Class A-1 Certificates.
I.

         V.  BOND PROFILES (Based on preliminary mortgage loan population)

             BOND PROFILES TO CALL*:

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                      15 CPR / Call (Y)         20 CPR / Call (Y)        25 CPR / Call (Y)         30 CPR / Call (Y)         35 CPR / Call (Y)        40 CPR / Call (Y)         45 CPR / Call (Y)
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                      A1, A2 & A3 Run to 10% Call
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                              WAL           5.66                      4.12                      3.18                     2.55                      2.09                      1.73                     1.44
                 Principal Window       Feb07 - Mar21             Feb07 - Aug17            Feb07 - May15             Feb07 - Nov13             Feb07 - Sep12            Feb07 - Nov11             Feb07 - Feb11
               Principal # Months            170                       127                      100                       82                        68                        58                       49
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                               M1 Run to 10% Call
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                              WAL           9.72                      7.52                      6.05                     5.01                      4.30                      3.91                     3.74
                 Principal Window       Apr13 - Mar21             Oct11 - Aug17            Sep10 - May15             Feb10 - Nov13             Mar10 - Sep12            May10 - Nov11             Jul10 - Feb11
               Principal # Months            96                        71                        57                       46                        31                        19                        8
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                               M2 Run to 10% Call
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                              WAL           9.71                      7.50                      6.05                     5.01                      4.29                      3.86                     3.63
                 Principal Window       Mar13 - Mar21             Oct11 - Aug17            Sep10 - May15             Feb10 - Nov13             Mar10 - Sep12            Apr10 - Nov11             May10 - Feb11
               Principal # Months            97                        71                        57                       46                        31                        20                       10
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                               M3 Run to 10% Call
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                              WAL           9.70                      7.50                      6.05                     5.01                      4.29                      3.84                     3.56
                 Principal Window       Mar13 - Mar21             Oct11 - Aug17            Sep10 - May15             Feb10 - Nov13             Mar10 - Sep12            Apr10 - Nov11             May10 - Feb11
               Principal # Months            97                        71                        57                       46                        31                        20                       10
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                               M4 Run to 10% Call
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                              WAL           9.70                      7.50                      6.04                     5.01                      4.27                      3.81                     3.53
                 Principal Window       Mar13 - Mar21             Oct11 - Aug17            Sep10 - May15             Feb10 - Nov13             Feb10 - Sep12            Mar10 - Nov11             Apr10 - Feb11
               Principal # Months            97                        71                        57                       46                        32                        21                       11
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                               M5 Run to 10% Call
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                              WAL           9.69                      7.49                      6.04                     5.01                      4.26                      3.80                     3.51
                 Principal Window       Feb13 - Mar21             Oct11 - Aug17            Sep10 - May15             Feb10 - Nov13             Feb10 - Sep12            Mar10 - Nov11             Apr10 - Feb11
               Principal # Months            98                        71                        57                       46                        32                        21                       11
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                               M6 Run to 10% Call
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                              WAL           9.69                      7.49                      6.04                     5.01                      4.26                      3.80                     3.48
                 Principal Window       Feb13 - Mar21             Oct11 - Aug17            Sep10 - May15             Feb10 - Nov13             Feb10 - Sep12            Mar10 - Nov11             Mar10 - Feb11
               Principal # Months            98                        71                        57                       46                        32                        21                       12
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                               M7 Run to 10% Call
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                              WAL           9.64                      7.46                      6.01                     4.98                      4.26                      3.79                     3.46
                 Principal Window       Feb13 - Mar21             Oct11 - Aug17            Sep10 - May15             Feb10 - Nov13             Feb10 - Sep12            Feb10 - Nov11             Mar10 - Feb11
               Principal # Months            98                        71                        57                       46                        32                        22                       12
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                               M8 Run to 10% Call
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                              WAL           9.41                      7.28                      5.87                     4.87                      4.25                      3.75                     3.46
                 Principal Window       Feb13 - Jun20             Oct11 - Feb17            Sep10 - Dec14             Feb10 - Jun13             Feb10 - Sep12            Feb10 - Nov11             Mar10 - Feb11
               Principal # Months            89                        65                        52                       41                        32                        22                       12
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                               M9 Run to 10% Call
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                              WAL           9.00                      6.96                      5.62                     4.80                      4.09                      3.61                     3.32
                 Principal Window       Feb13 - May19             Oct11 - Apr16            Sep10 - Apr14             Feb10 - Feb13             Feb10 - Jun12            Feb10 - Aug11             Feb10 - Dec10
               Principal # Months            76                        55                        44                       37                        29                        19                       11
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                B Run to 10% Call
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                              WAL           8.09                      6.29                      5.31                     4.40                      3.73                      3.30                     3.10
                 Principal Window       Feb13 - Jul17             Oct11 - Nov14            Sep10 - Mar13             Feb10 - Aug12             Feb10 - Sep11            Feb10 - Jan11             Feb10 - Jun10
               Principal # Months            54                        38                        31                       31                        20                        12                        5
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

           Assumes:

           1 Month LIBOR:  [5.3500]%
           1 Year MTA:                      [4.9300]%

             * WAL's calculated from the settlement date assuming an actual/360 basis.

         BOND PROFILES (Cont.) (Based on preliminary mortgage loan population)

             BOND PROFILES TO MATURITY*:

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                      15 CPR / Call (N)         20 CPR / Call (N)         25 CPR / Call (N)         30 CPR / Call (N)         35 CPR / Call (N)         40 CPR / Call (N)        45 CPR / Call (N)
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                      A1, A2 & A3 Run to Maturity
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                              WAL           6.06                      4.45                      3.45                      2.76                      2.27                      1.88                      1.57
                 Principal Window       Feb07 - Aug34             Feb07 - May29             Feb07 - Jan25             Feb07 - Nov21             Feb07 - Jun19             Feb07 - Jul17            Feb07 - Jan16
               Principal # Months            331                       268                       216                       178                       149                       126                      108
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                               M1 Run to Maturity
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                              WAL           10.43                     8.09                      6.51                      5.38                      4.64                      4.21                      4.04
                 Principal Window       Apr13 - Oct27             Oct11 - Dec22             Sep10 - Aug19             Feb10 - May17             Mar10 - Aug15             May10 - Apr14            Jul10 - Apr13
               Principal # Months            175                       135                       108                       88                        66                        48                        34
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                               M2 Run to Maturity
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                              WAL           10.32                     8.00                      6.44                      5.32                      4.57                      4.12                      3.91
                 Principal Window       Mar13 - Jun26             Oct11 - Nov21             Sep10 - Oct18             Feb10 - Aug16             Mar10 - Jan15             Apr10 - Oct13            May10 - Feb13
               Principal # Months            160                       122                       98                        79                        59                        43                        34
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                               M3 Run to Maturity
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                              WAL           10.22                     7.92                      6.38                      5.27                      4.53                      4.07                      3.81
                 Principal Window       Mar13 - Feb25             Oct11 - Oct20             Sep10 - Nov17             Feb10 - Nov15             Mar10 - May14             Apr10 - Apr13            May10 - Oct12
               Principal # Months            144                       109                       87                        70                        51                        37                        30
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                               M4 Run to Maturity
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                              WAL           10.12                     7.83                      6.30                      5.21                      4.47                      4.03                      3.75
                 Principal Window       Mar13 - May24             Oct11 - Mar20             Sep10 - May17             Feb10 - Jun15             Feb10 - Jan14             Mar10 - Feb13            Apr10 - Jul12
               Principal # Months            135                       102                       81                        65                        48                        36                        28
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                               M5 Run to Maturity
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                              WAL           9.98                      7.72                      6.22                      5.15                      4.41                      3.99                      3.69
                 Principal Window       Feb13 - Apr23             Oct11 - Apr19             Sep10 - Sep16             Feb10 - Nov14             Feb10 - Aug13             Mar10 - Jan13            Apr10 - Mar12
               Principal # Months            123                       91                        73                        58                        43                        35                        24
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                               M6 Run to Maturity
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                              WAL           9.85                      7.62                      6.14                      5.08                      4.36                      3.95                      3.62
                 Principal Window       Feb13 - Jun22             Oct11 - Sep18             Sep10 - Mar16             Feb10 - Jul14             Feb10 - Apr13             Mar10 - Sep12            Mar10 - Dec11
               Principal # Months            113                       84                        67                        54                        39                        31                        22
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                               M7 Run to Maturity
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                              WAL           9.66                      7.47                      6.03                      4.99                      4.35                      3.87                      3.55
                 Principal Window       Feb13 - Aug21             Oct11 - Dec17             Sep10 - Aug15             Feb10 - Jan14             Feb10 - Feb13             Feb10 - May12            Mar10 - Aug11
               Principal # Months            103                       75                        60                        48                        37                        28                        18
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                               M8 Run to Maturity
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                              WAL           9.41                      7.28                      5.87                      4.87                      4.26                      3.76                      3.47
                 Principal Window       Feb13 - Jun20             Oct11 - Feb17             Sep10 - Dec14             Feb10 - Jun13             Feb10 - Dec12             Feb10 - Jan12            Mar10 - Apr11
               Principal # Months            89                        65                        52                        41                        35                        24                        14
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                               M9 Run to Maturity
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                              WAL           9.00                      6.96                      5.62                      4.80                      4.09                      3.61                      3.32
                 Principal Window       Feb13 - May19             Oct11 - Apr16             Sep10 - Apr14             Feb10 - Feb13             Feb10 - Jun12             Feb10 - Aug11            Feb10 - Dec10
               Principal # Months            76                        55                        44                        37                        29                        19                        11
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                B Run to Maturity
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                              WAL           8.09                      6.29                      5.31                      4.40                      3.73                      3.30                      3.10
                 Principal Window       Feb13 - Jul17             Oct11 - Nov14             Sep10 - Mar13             Feb10 - Aug12             Feb10 - Sep11             Feb10 - Jan11            Feb10 - Jun10
               Principal # Months            54                        38                        31                        31                        20                        12                        5
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

           Assumes:

           1 Month LIBOR:  [5.3500]%
           1 Year MTA:                      [4.9300]%

             * WAL's calculated from the settlement date assuming an actual/360 basis.

VI.          BREAK EVEN CDR LOSS SCENARIOS
             (BASED ON PRELIMINARY MORTGAGE LOAN POPULATION)

                            ------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                    75% Pricing Speed                             100% Pricing Speed                         125% Pricing Speed
                            ------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                        18.75% CPR                                    25.00% CPR                                 31.25% CPR
==========================================================================================================================================================================================================
            M-1                          Break even CDR:                                10.23 CDR                                      11.53 CDR                                 12.97 CDR
                                              WAL:                                        15.14                                          11.86                                      9.58
                                        Principal Window:                             Apr19 - Jan47                                  Aug16 - Dec46                             Oct14 - Dec46
                                        Principal Months:                                  334                                            365                                       387
                                       Principal Writedown                          52,709.46 (0.38%)                              1,203.17 (0.01%)                           4,590.44 (0.03%)
                                       Total Collat Loss:                         81,243,579.22 (12.90%)                        70,775,375.26 (11.23%)                     63,828,453.65 (10.13%)
==========================================================================================================================================================================================================
            M-2                          Break even CDR:                                 8.71 CDR                                      9.59 CDR                                  10.56 CDR
                                              WAL:                                        16.79                                          13.19                                     10.66
                                        Principal Window:                             Oct20 - Jan47                                  Oct17 - Dec46                             Sep15 - Dec46
                                        Principal Months:                                  316                                            351                                       376
                                       Principal Writedown                          36,148.49 (0.35%)                              50,053.06 (0.48%)                         32,437.87 (0.31%)
                                       Total Collat Loss:                         72,530,742.20 (11.51%)                         61,631,984.21 (9.78%)                     54,323,185.40 (8.62%)
==========================================================================================================================================================================================================
            M-3                          Break even CDR:                                 8.10 CDR                                      8.81 CDR                                   9.59 CDR
                                              WAL:                                        19.72                                          15.60                                     12.62
                                        Principal Window:                             Oct23 - Jan47                                  Mar20 - Jan47                             Sep17 - Dec46
                                        Principal Months:                                  280                                            323                                       352
                                       Principal Writedown                          18,406.20 (0.42%)                              47,105.90 (1.07%)                         25,326.77 (0.57%)
                                       Total Collat Loss:                         68,786,602.95 (10.92%)                         57,706,151.09 (9.16%)                     50,248,254.53 (7.98%)
==========================================================================================================================================================================================================
            M-4                          Break even CDR:                                 7.34 CDR                                      7.83 CDR                                   8.38 CDR
                                              WAL:                                        19.44                                          15.37                                     12.44
                                        Principal Window:                             Jun23 - Jan47                                  Nov19 - Jan47                             Jun17 - Dec46
                                        Principal Months:                                  284                                            327                                       355
                                       Principal Writedown                          29,911.17 (0.53%)                              24,731.95 (0.44%)                          8,132.91 (0.14%)
                                       Total Collat Loss:                         63,905,123.94 (10.14%)                         52,552,438.66 (8.34%)                     44,946,979.17 (7.13%)
==========================================================================================================================================================================================================
            M-5                          Break even CDR:                                 6.93 CDR                                      7.30 CDR                                   7.73 CDR
                                              WAL:                                        21.50                                          17.07                                     13.86
                                        Principal Window:                             Aug25 - Jan47                                  Aug21 - Jan47                             Oct18 - Dec46
                                        Principal Months:                                  258                                            306                                       339
                                       Principal Writedown                          33,523.77 (1.06%)                              2,435.12 (0.08%)                          13,842.19 (0.44%)
                                       Total Collat Loss:                         61,166,164.03 (9.71%)                          49,656,774.59 (7.88%)                     41,993,739.53 (6.67%)
==========================================================================================================================================================================================================
            M-6                          Break even CDR:                                 6.52 CDR                                      6.78 CDR                                   7.08 CDR
                                              WAL:                                        21.80                                          17.33                                     14.06
                                        Principal Window:                             Nov25 - Jan47                                  Nov21 - Jan47                             Jan19 - Dec46
                                        Principal Months:                                  255                                            303                                       336
                                       Principal Writedown                          60,806.33 (1.93%)                              29,140.98 (0.93%)                         16,750.99 (0.53%)
                                       Total Collat Loss:                         58,349,444.59 (9.26%)                          46,738,015.86 (7.42%)                     38,963,181.52 (6.18%)
==========================================================================================================================================================================================================
            M-7                          Break even CDR:                                 6.09 CDR                                      6.23 CDR                                   6.41 CDR
                                              WAL:                                        22.03                                          17.53                                     14.23
                                        Principal Window:                             Jan26 - Jan47                                  Dec21 - Jan47                             Feb19 - Dec46
                                        Principal Months:                                  253                                            302                                       335
                                       Principal Writedown                          56,374.60 (1.79%)                              4,752.59 (0.15%)                            252.91 (0.01%)
                                       Total Collat Loss:                         55,308,350.52 (8.78%)                          43,563,711.22 (6.91%)                     35,755,298.58 (5.68%)
==========================================================================================================================================================================================================
            M-8                          Break even CDR:                                 5.76 CDR                                      5.82 CDR                                   5.90 CDR
                                              WAL:                                        22.88                                          18.32                                     14.89
                                        Principal Window:                             Dec26 - Jan47                                  Oct22 - Jan47                             Oct19 - Dec46
                                        Principal Months:                                  242                                            292                                       327
                                       Principal Writedown                          37,253.34 (1.48%)                              49,673.19 (1.97%)                         31,509.41 (1.25%)
                                       Total Collat Loss:                         52,911,755.41 (8.40%)                          41,136,928.36 (6.53%)                     33,254,177.37 (5.28%)
==========================================================================================================================================================================================================
            M-9                          Break even CDR:                                 5.41 CDR                                      5.36 CDR                                   5.31 CDR
                                              WAL:                                        22.50                                          17.97                                     14.59
                                        Principal Window:                             Jul26 - Jan47                                  May22 - Jan47                             Jun19 - Dec46
                                        Principal Months:                                  247                                            297                                       331
                                       Principal Writedown                          86,902.84 (2.76%)                              55,897.09 (1.77%)                         11,356.60 (0.36%)
                                       Total Collat Loss:                         50,308,171.02 (7.99%)                          38,350,458.50 (6.09%)                     30,294,491.10 (4.81%)
==========================================================================================================================================================================================================
             B                           Break even CDR:                                 5.18 CDR                                      5.02 CDR                                   4.86 CDR
                                              WAL:                                        22.84                                          18.24                                     14.78
                                        Principal Window:                             Nov26 - Jan47                                  Aug22 - Jan47                             Aug19 - Dec46
                                        Principal Months:                                  243                                            294                                       329
                                       Principal Writedown                          249,284.97 (7.91%)                            165,074.55 (5.24%)                         62,585.83 (1.99%)
                                       Total Collat Loss:                         48,561,578.64 (7.71%)                          36,246,219.09 (5.75%)                     27,987,838.91 (4.44%)
==========================================================================================================================================================================================================

         VI. FORWARD CURVES

         VII.     CONTACTS

        ----------------------------------------------------------------------------------------------------------------------
                                                          ARMs TRADING DESK
        ----------------------------------------------------------------------------------------------------------------------
        ------------------------------- --------------------- -------------------- -------------------------------------------
                   Contact                     Phone                  Fax                            E-mail
        John Vibert                         212-538-3831              TBD                john.vibert@credit-suisse.com
        Managing Director - ARM
        Trading
        Patrick Gallagher                   212-538-3831         212-743-2749         patrick.gallagher@credit-suisse.com
        Vice President - ARM Trading
        & Structuring
        Michael De Palma                    212-538-5423         212-743-4876          michael.depalma@credit-suisse.com
        Assistant Vice President
        ARM Trading & Structuring
        ------------------------------- --------------------- -------------------- -------------------------------------------

        ----------------------------------------------------------------------------------------------------------------------
                                                         STRUCTURED FINANCE
        ----------------------------------------------------------------------------------------------------------------------
        ------------------------------- --------------------- -------------------- -------------------------------------------
                   Contact                     Phone                  Fax                            E-mail
        Peter J. Sack                       212-325-7892         212-743-5261             peter.sack@credit-suisse.com
        Director
        Helen Cheung                        212-325-5132         212-743-1050            helen.cheung@credit-suisse.com
        Vice President
        ------------------------------- --------------------- -------------------- -------------------------------------------

        ----------------------------------------------------------------------------------------------------------------------
                                                             COLLATERAL
        ----------------------------------------------------------------------------------------------------------------------
        ------------------------------- --------------------- -------------------- -------------------------------------------
                   Contact                     Phone                  Fax                            E-mail
        Thomas Steczkowski                  212-538-0078         212-743-4917        thomas.steczkowski@credit-suissse.com
        Collateral Analyst
        ------------------------------- --------------------- -------------------- -------------------------------------------

         VIII.

         COLLATERAL SUMMARY

             NOTE:  Information  contained herein reflects  approximately 76% of the January 1,
             2007 cut-off date scheduled balances.

-----------------------------------------------------------------------------------------------------------------------------------------
                                                           Collateral Details
-----------------------------------------------------------------------------------------------------------------------------------------
--------------------------------- ------------- ------------- --------------------------------------- --------------------- -------------
                       Gross WAC      [5.361]%    (+/- 1.5%)                      Total Loan Balance     $[476,016,535.67]     (+/- 10%)
                         Net WAC      [4.936]%    (+/- 1.5%)                    Average Loan Balance         $[368,719.24]     (+/- 15%)
                 WA Gross Margin      [3.299]%  (+/- 20 bps)                    Maximum Loan Balance       $[2,466,516.04]  (+/- 50,000)
                   WA Net Margin      [2.804]%  (+/- 20 bps)                California Concentration              [54.96]%     (+/- 15%)
                      1 Year MTA      [97.67]%      (+/- 3%)               Northern CA Concentration              [17.99]%     (+/- 10%)
                   1 Month LIBOR       [2.33]%      (+/- 3%)               Southern CA Concentration              [36.97]%     (+/- 10%)
              WA Months to Reset           [1]       (+/- 1)                         WA Credit Score                 [700]      (+/- 10)
                   Silent Second      [57.87]%     (+/- 10%)                           Full/Alt Doc*               [5.87]%      (+/- 5%)
                             WAM         [391]       (+/- 2)                            Reduced Doc*              [93.11]%      (+/- 5%)
                 WA Original LTV      [74.53]%      (+/- 5%)                    Prepayment Penalties              [85.35]%      (+/- 5%)
                 WA Combined LTV      [80.48]%      (+/- 5%)

--------------------------------- ------------- ------------- --------------------------------------- --------------------- -------------

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool.  Credit Suisse Securities (USA) LLC and the Issuer have not verified those analyses, calculations or valuations or that such valuations represent levels where actual trades may occur.